UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd, Suite 205 Tampa, Florida 33609 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on July 12, 2018, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a Note and Warrant Purchase Agreement (as amended on October 4, 2018, the “Purchase Agreement”) with two individuals (the “Lenders”), one of whom holds in excess of 5.0% of Odyssey’s outstanding common stock. Pursuant to the Purchase Agreement, the Lenders loaned an aggregate of $1,050,000 to Odyssey. The indebtedness was evidenced by secured convertible promissory notes (the “Notes”) and bears interest at a rate equal to 8.0% per annum. Unless otherwise converted as described in the Notes, the entire outstanding principal balance under the Notes and all accrued interest and fees were to be due and payable on July 12, 2019. In connection with the issuance and sale of the Notes, Odyssey issued warrants to purchase common stock (the “Warrants”) to the Lenders. The Warrants were exercisable to purchase an aggregate of 65,625 shares of Odyssey’s common stock at an exercise price of $12.00 per share. The Warrants were exercisable during the period commencing on any conversion of the Notes into shares of Odyssey common stock and ending on July 12, 2021.

As previously disclosed, on July 8, 2019, Odyssey and the Lenders entered into a Second Amendment to Note and Warrant Purchase Agreement and Note and Warrant Modification Agreement (the “Second Amendment”) pursuant to which certain terms and provisions of the Notes and Warrants were amended or otherwise modified.

On August 14, 2020, Odyssey and the Lenders entered into a Third Amendment to Note and Warrant Purchase Agreement and Note and Warrant Modification Agreement (the “Third Amendment”) pursuant to which certain terms and provisions of the Notes were amended or otherwise modified and a new Warrant to Purchase Common Stock was issued to each of the Lenders as consideration for them entering into the Third Amendment. The new Warrants have an exercise price of $4.67 and are exercisable at any time until August 14, 2023. The material terms of the Notes that were amended or otherwise modified are as follows:

•	the maturity date of the Notes was extended by one year, to July 12, 2021; and

•	the conversion rate of the Note was modified to $4.67.

As of August 14, 2020, the aggregate amount of indebtedness outstanding under the Notes was $1,232,846. As amended by the Third Amendment, the Notes are convertible into an aggregate of 263,993 shares of Odyssey’s common stock, and the new Warrants are exercisable to purchase an aggregate of 131,996 shares of Odyssey’s common stock for $4.67. Except as disclosed above, the material terms and provisions of the Notes and Warrants remained unchanged.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Third Amendment to Note and Warrant Purchase Agreement and Note and Warrant Modification Agreement dated August 14, 2020 among Odyssey Marine Exploration, Inc. and the Lenders.

10.2	Form of Warrant to Purchase Common Stock issued by Odyssey Marine Exploration, Inc.

10.3	Form of Warrant to Purchase Common Stock issued by Odyssey Marine Exploration, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: August 20, 2020	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer